UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Adaptec Inc.'s ("Adaptec" or the "Company") 2009 Annual Meeting was held on March 31, 2010 at Adaptec's corporate headquarters located in Milpitas, California. At the 2009 Annual Meeting, the stockholders of Adaptec elected each of the Company's nominees for director to serve until the Company's 2010 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal. Stockholders also ratified the appoint of the Audit Committee's selection of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for fiscal 2010.

The table below presents the voting results relating to the Company's Board of Directors.

	Votes For	Votes Against	Broker Non-Votes
Jon S. Castor	85,572,620	2,114,754	16,149,602
Jack L. Howard	85,343,741	2,343,633	16,149,602
John Mutch	85,562,797	2,124,577	16,149,602
John J. Quicke	80,594,734	7,092,640	16,149,602
Lawrence J. Ruisi	85,600,267	2,087,107	16,149,602

The Company's stockholders also ratified and approved the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for our fiscal year ending March 31, 2010. The proposal received 102,704,393 votes for, 1,073,896 votes against, 58,687 abstentions and no broker non-votes.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ MARY L. DOTZ Mary L. Dotz Chief Financial Officer

April 2, 2010

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